UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2013

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54881	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities.

On October 24, 2012, we entered into a Share Exchange Agreement dated October 18, 2012, with Alexander Walsh, our President and director. Pursuant to the Agreement, we have issued on October 25, 2013 to Mr. Walsh 20,000,000 Series A Convertible Preferred shares in our capital stock in consideration of the cancellation and return to treasury of 20,000,000 shares of our common stock owned by Mr. Walsh. The Series A Convertible Preferred Shares have a par value of $0.001 per share and are convertible on a one for one basis into shares of our common stock after a one year hold period. There are no other preferential rights attached to the Series A Convertible Preferred Shares. The securities were issued in reliance on Section 4(2) of the Securities Act of 1933.

On October 18, 2013, we received a conversion notice from Mr. Walsh pursuant to the share exchange agreement. Pursuant to the notice, Mr. Walsh exercised his right to have his 20,000,000 Series A Convertible Preferred shares converted on a one for one basis into common shares of our capital stock.

On October 18, 2013, pursuant to the share exchange agreement and the notice, we issued 20,000,000 common shares in our capital stock to one person in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01         Financial Statement and Exhibits

4.01	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to our Current Report on Form 8-K filed on October 29, 2012 as Exhibit 4.01).

10.1	Share Exchange Agreement with Alexander Walsh dated October 18, 2012 (incorporated by reference to our Current Report on Form 8-K filed on October 29, 2012 as Exhibit 10.1).*

* Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President and Director
Dated: October 22, 2013